UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants (the “Series H Warrants”).

On January 22, 2017, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 9(e) of the 2016 SPA and Section 19 of the 2016 Notes entered into separate agreements (each, an “Amendment Agreement”). Pursuant to the terms of the Amendment Agreements, all of the 2016 Notes were amended to alter the leak-out provisions previously added to the 2016 Notes pursuant to the amendment agreements entered into between the Company and the 2016 Note Buyers on January 18, 2017, as reported in the Company’s Current Report on Form 8-K filed on January 18, 2017.

Prior to the Amendment Agreements, the 2016 Notes, provided that during the period commencing on January 18, 2017 and ending with close of trading on March 1, 2017, exclusive (such period, the "Prior Restricted Period"), no holder of 2016 Notes nor any of its affiliates will sell, directly or indirectly, on any trading day more than its pro rata percentage of 135% of the trading volume of our common stock, unless our common stock is then trading above $2.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

The Amendment Agreements amend the terms of the 2016 Notes to change the restriction percentage from 135% to zero on January 23, 2017 and from January 24 to March 1, 2017 to the holders pro rata percentage of 55% of the trading volume of our common stock, unless our common stock is then trading above $0.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

The foregoing is a summary description of the material terms of the Amendment Agreements and is qualified in its entirety by the form of Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01      Financial Statements and Exhibits

Exhibit Description

10.1Form of Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 23, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer